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               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549



                              __________________

                                   FORM 8-K
                              __________________


                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


      Date of report (date of earliest event reported): October 30, 2002



                             ___________________

                         Commission File No. 0-18387

                             ___________________




                      PEGASUS AIRCRAFT PARTNERS II, L.P.
            (Exact name of registrant as specified in its charter)




                       State of Organization: Delaware
                  IRS Employer Identification No. 84-1111757
     Four Embarcadero Center, 35th Floor, San Francisco, California 94111
                          Telephone - (415) 434-3900





                      This document consists of 3 pages.
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ITEM 5.         OTHER EVENTS:

        Pegasus Aircraft Partners II, L.P. (the "Partnership") will be distributing $1.50 per Unit on October 31, 2002 to Unit holders of record as of September 30, 2002. The Partnership is liquidating assets and this is a one-time distribution, being made after a review of current and anticipated financial needs. Funds for the distribution are from working capital and a lease termination payment relating to the McDonnell-Douglas DC 10-10 freighter. The Partnership's 50% interest in the Trust that owns the McDonnell-Douglas MD-81 was sold for $250,000 on October 25, 2002. The remaining aircraft owned by the Partnership consist of a Boeing 727-200 freighter, a McDonnell-Douglas DC-9, the DC 10-10 freighter, a Lockheed L-1011 and three JT8D-9A engines. All are stored and are being offered for sale in an "as-is, where-is" basis. Cash flow currently being generated consists of a note payment from Kitty Hawk of $65,000 per month and $35,000 per month from Capital Cargo. The Kitty Hawk payments terminate after the April 1, 2003 payment and the Capital Cargo note payments terminate with a balloon payment of $1.049 million scheduled for March 1, 2003.

        With this distribution, based on an estimate of value for the remaining aircraft, the per Unit estimated value as reported in the December 31, 2001 10-K has been revised to $1.06 per original $20 Unit after the October 31, 2002 distributions. There can be no assurance that the Partnership would receive the values for the aircraft used in this estimated valuation if sold today or in the future. Also, the estimated valuation does not necessarily represent the benefit an investor will realize if an investor continues to hold Units through the life of the program.

        This report may contain, in addition to historical information, Forward-Looking statements that include risks and other uncertainties. The Partnership's actual results may differ materially from those anticipated in these Forward-Looking statements. Factors that might cause such a difference include general economic and business conditions, competition and other factors. The Partnership undertakes no obligation to release publicly any revisions to the Forward-Looking Statements, if any, to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated or unanticipated events.




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                                  SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                PEGASUS AIRCRAFT PARTNERS II, L.P.
                                (Registrant)
                                By:   Air Transport Leasing, Inc.
                                      Administrative General Partner





      October 30, 2002                  By:     /S/Clifford B. Wattley
                                                -----------------------
                                                Clifford B. Wattley
                                                President and Director